DATE: April 10, 2007
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS REPORTS PRELIMINARY FIRST
QUARTER REVENUE OF $108.4 MILLION
Product Shortages Hinder Revenue Performance
MINNEAPOLIS, April 10, 2007 — American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported preliminary sales of $108.4 million for the first quarter of 2007, a 47 percent increase over sales of $73.6 million in the comparable quarter of 2006. The Company had previously provided revenue guidance for the quarter of $113 to $118 million. The Company’s organic growth rate for the first quarter, excluding the July 2006 Laserscope acquisition, was 11 percent. Adjusted for foreign exchange, the Company’s base business growth rate was 9 percent.
The Company suffered from inventory shortfalls across several key products, offsetting strong revenue performance in other areas. Martin J. Emerson, President and Chief Executive Officer, noted, “In our drive to increase inventory turns over the past three years, we have worked towards reducing safety stock levels. This quarter, vendor quality issues, combined with performance shortfalls in our internal manufacturing and demand planning efforts, resulted in an inability to consistently meet demand for several key product lines.”
The Company’s men’s health business, which grew 5 percent in the first quarter, excluding the impact of the Laserscope acquisition, was hindered by product availability issues across several product lines including erectile restoration, TherMatrx and HPS fibers. In addition, the Company believes that customer demand in the Company’s male continence business was negatively impacted by physicians deferring surgery as they wait for preliminary clinical data and training classes for AdVance, the Company’s new treatment for male incontinence. Importantly, the Company generated strong revenues from the sales of its new HPS consoles in the first quarter despite being constrained by an insufficient supply of HPS fibers. Including revenues from the Laserscope acquisition, men’s health grew 65 percent in the first quarter.
The Company’s women’s health business grew 20 percent in the first quarter even though the female continence and prolapse repair product lines experienced significant vendor-related supply issues. In its uterine health business, where the Company did not experience any product supply issues, revenues in the first quarter were more than double the revenue of the first quarter 2006.
Mr. Emerson added, “The performance of our supply chain in the first quarter was disappointing as it masked strong market demand across the majority of our products. Although we anticipate resolving our specific supply problems within the second quarter, our new guidance reflects the recovery time required in the marketplace from this type of disruptive event. We remain highly confident that we are well positioned in a dynamic, growing market and in our ability to successfully perform to our long range goals.”

American Medical Systems
April 10, 2007

Outlook
The Company estimates that its first quarter reported earnings per share will be in the range of $0.05 to $0.07. The Company has adjusted expected revenue for the full year 2007 to $475 to $500 million from its previously guided revenue range of $490 to $515 million. The Company also has adjusted its previous guidance on 2007 reported earnings per share to $0.63 to $0.70 from $0.76 to $0.81.
First Quarter Preliminary Results Call Information
American Medical Systems will host a conference call today at 5:00 p.m. eastern time to discuss its preliminary first quarter 2007 revenues. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
First Quarter Earnings Call Information
American Medical Systems will host a conference call on Monday, April 30, at 5:00 p.m. eastern time to discuss its first quarter 2007 results. Those without internet access may join the call from within the U.S. by dialing 800-886-7217; outside the U.S., dial 706-679-3821.
A live webcast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota and including its recently concluded acquisition of Laserscope, is a diversified supplier of medical devices and procedures to cure erectile dysfunction, benign prostatic hyperplasia, incontinence, menorrhagia, prolapse and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 240,000 patients in 2006.

American Medical Systems
April 10, 2007

Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls; successful integration of Laserscope into AMS’ business; successfully managing increased debt leverage and related credit facility financial covenants; factors impacting the stock market and share price and its impact on the dilution of convertible securities; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; successful upgrade of global software system; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 30, 2006, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2006 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Marty Emerson
President and Chief Executive Officer
952-930-6334
Marty.Emerson@AmericanMedicalSystems.com

American Medical Systems
April 10, 2007

American Medical Systems Holdings, Inc.
Preliminary Selected Sales Information
(In thousands)

			Three Months Ended
			March 31, 2007	April 1, 2006
Sales
Product line
		Men's health	73,671	44,658
		Women's health	34,714	28,966

	Total		$108,385	$73,624

Geography
		United States	$78,940	$56,999
		International	29,445	16,625

		Total	$108,385	$73,624

Percent of total sales
Product line
		Men's health	68%	61%
		Women's health	32%	39%

	Total		100%	100%

Geography
		United States	73%	77%
		International	27%	23%

	Total		100%	100%